United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2006
Internet Commerce Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or organization)	000-24996 (Commission File Number)	13-3645702 (I.R.S. Employer Identification No.)
6025 The Corners Parkway, Suite 100
Norcross, Georgia 30092
(Address of Principal Executive Offices)
(Zip Code)
(678) 533-8000
(Registrant’s telephone number, including area code)
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
     On March 23, 2006, Internet Commerce Corporation (the “Company”) issued a total of 1,620,279 shares of class A common stock in consideration for an aggregate price of $2,381,810.13, or $1.47 per share, in a private placement transaction. These shares were issued upon the exercise of outstanding warrants issued in 2003 (the “2003 Warrants”) in connection with a private placement of the Company’s class A common stock. The 2003 Warrants were exercised in response to the Company’s call of the Warrants for redemption pursuant to their terms at a price of $.10 per Warrant.
     On March 24, 2006, the Company issued an additional 256,676 shares of its class A common stock for an aggregate price of $569,820.72, or $2.22 per share, in response to the exercise of outstanding warrants issued in 2004 (the “2004 Warrants”) in connection with another private placement of the Company’s class A common stock.
     The Company intends to use the proceeds for general corporate purposes. The Company relied on the exemptions from registration requirements provided by Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, for the issuance and sale of the shares of class A common stock upon the exercise of the 2003 and 2004 Warrants.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Internet Commerce Corporation
	By:	/s/ Glen E. Shipley
Glen E. Shipley
Dated: March 29, 2006		Chief Financial Officer

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